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                                                                    EXHIBIT 23.2







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated April 25, 2001 accompanying the consolidated financial statements of Stellent, Inc. (formerly known as IntraNet Solutions, Inc.) and subsidiaries included in the Annual Report on Form 10-K for the year ended March 31, 2001, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned report.


                                       /s/  Grant Thornton LLP
                                       -----------------------------------------

Minneapolis, Minnesota
December 19, 2001